UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549
                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                              (Amendment No. ____)


Filed by the Registrant                                  [x]
Filed by a Party other than the Registrant               [_]

Check the appropriate box:

[_]     Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[x]     Definitive Proxy Statement
[_]     Definitive Additional Materials
[_]     Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          EURO TRADE & FORFAITING, INC.
                (Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check appropriate box):

[x]     No fee required
[_]     Fee computed on table below per Exchange Act Rules 14a-6(i) (4) and
        0-11.

        1)   Title of each class of securities to which transaction applies:
        2)   Aggregate number of securities to which transaction applies:
        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        4)   Proposed maximum aggregate value of transaction:
        5)   Total  fee  paid:

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1)   Amount Previously Paid:
        2)   Form, Schedule or Registration Statement No.:
        3)   Filing Party:
        4)   Date Filed:

                          EURO TRADE & FORFAITING, INC.
                         Suite 1620 - 400 Burrard Street
                      Vancouver, British Columbia, Canada  V6C 3A6


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


To  the  Shareholders  of
Euro  Trade  &  Forfaiting,  Inc.:

The 2001 Annual Meeting of Shareholders of Euro Trade & Forfaiting, Inc., a Utah corporation (the "Corporation"), will be held at 8:00 a.m. (Pacific Standard
Time) on December 18, 2001 at Suite 1000, 925 West Georgia Street, Vancouver, British Columbia, Canada for the following purposes:

     1.  To  elect  four  directors  of  the  Corporation;  and

     2. To transact such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on October 26, 2001 as the record date for the determination of Shareholders entitled to notice of, and to vote at, the Annual Meeting.

                                   By  Order  of  the  Board  of  Directors,

                                   /s/ James Carter
                                   -----------------------------
                                  James  Carter
                                  Secretary
Vancouver,  British  Columbia
October  26,  2001

SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING ARE REQUESTED TO COMPLETE, SIGN, DATE AND RETURN THE PROXY USING THE ENCLOSED ENVELOPE. INSTRUCTIONS FOR THE PROPER EXECUTION OF PROXIES ARE SET FORTH IN THE PROXY STATEMENT.

                          EURO TRADE & FORFAITING, INC.

                                 PROXY STATEMENT
                                 ---------------

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Euro Trade & Forfaiting, Inc. (the "Corporation") for use at the 2001 Annual Meeting of Shareholders (the "Annual Meeting") to be held at 8:00 a.m. (Pacific Standard Time) on December 18, 2001 at Suite 1000, 925 West Georgia Street, Vancouver, British Columbia, Canada, and any adjournments thereof.

The Annual Meeting may be postponed or adjourned from time to time without any notice other than announcement at the meeting, and any and all business for which notice is hereby given may be transacted at any such postponed or adjourned meeting.

A shareholder who delivers an executed proxy pursuant to this solicitation may revoke it at any time before it is exercised by: (1) executing and delivering a later dated proxy card to the Secretary of the Corporation prior to the Annual Meeting; (2) delivering written notice of revocation of the proxy to the Secretary of the Corporation prior to the Annual Meeting; or (3) attending and voting in person at the Annual Meeting. Attendance at the Annual Meeting, in and of itself, will not constitute a revocation of a proxy.

Proxies will be voted as specified by the shareholder or shareholders granting the proxy. Unless contrary instructions are specified, if the enclosed proxy is executed and returned (and not revoked) prior to the Annual Meeting, the shares of common stock, par value $0.001 per share (the "Common Shares"), of the Corporation represented thereby will be voted for the election of the four directors nominated by the Board of Directors and in accordance with the best judgement of the named proxies on the matters properly brought before the Annual Meeting. A majority of the outstanding Common Shares entitled to vote at the Annual Meeting, represented in person or by proxy, constitute a quorum. Cumulative voting in the election of directors is not permitted.

This Proxy Statement and the enclosed proxy card will be first mailed on or about October 29, 2001 to the Corporation's shareholders of record on October 26, 2001 (the "Record Date").

Proxies will be solicited primarily by mail and may also be solicited personally and by telephone by directors and officers of the Corporation, without additional remuneration therefor. The Corporation may also reimburse banks, brokers, custodians, nominees and fiduciaries for their reasonable charges and expenses in forwarding proxies and proxy materials to the beneficial owners of the Corporation's Common Shares. All costs associated with soliciting proxies will be borne by the Corporation. The Corporation does not presently intend to employ any other party to assist in the solicitation process. Proxies should be signed and returned to the Secretary of the Corporation, c/o Suite 1620 - 400 Burrard Street, Vancouver, British Columbia, Canada, V6C 3A6, using the enclosed envelope.

At the close of business on October 26, 2001, there were 22,240,724 Common Shares issued and outstanding. Each Common Share entitles the holder thereof to one vote on each of the matters properly presented at the Annual Meeting.

                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

The business of the Corporation is managed under the direction of the Corporation's Board of Directors. At the Annual Meeting four directors will be elected to serve until the annual meeting for the fiscal year 2002. The nominees for election as directors are Michael J. Smith, James Carter, Slobodan Andjic and Simon Law, all of whom presently serve as directors. Each of the proposed nominees for director has indicated that he is willing and able to serve as a director following the Annual Meeting. If any of the nominees is unable or unwilling to serve, the accompanying proxy may be voted for the election of such other person as will be designated by the Board of Directors. Proxies received by the Corporation on which no designation is made will be voted FOR the nominee.

DIRECTORS

The following table sets forth information regarding each nominee for election as a director.


NAME              CURRENT POSITION WITH THE CORPORATION            AGE
----              -----------------------------------------------  ---
Michael J. Smith  President, Chief Executive Officer and Director   53
----------------  -----------------------------------------------  ---
James Carter      Secretary, Vice President and Director            56
----------------  -----------------------------------------------  ---
Slobodan Andjic   Director                                          57
----------------  -----------------------------------------------  ---
Simon Law         Director                                          41
----------------  -----------------------------------------------  ---

Michael J. Smith became the President, Chief Executive Officer and a director of the Corporation on February 4, 2000. Mr. Smith is the President, Chief Executive Officer and a director of MFC Bancorp Ltd. ("MFC") and is the Chief Executive Officer, Chief Financial Officer and a director of TriMaine Holdings, Inc. and Drummond Financial Corporation.

James Carter became the Secretary and a director of the Corporation on February 4, 2000. Mr. Carter is currently a Vice President of MFC. He served as
President and a director of Pine Resources Corporation ("Pine") from October 1998 to December 1999 and was the President and Chief Executive Officer of Carlin Resources Corp. from 1994 to 1998.

Slobodan Andjic became a director of the Corporation on October 10, 2000. Mr. Andjic has served as Vice President and a director of Swiss Investment Group since 1998. He served as an advisor to the President of Mercur and a director and coordinator of the Mercur group of companies from 1996 to 1998. Mr. Andjic was the Chairman of Yugoexport Athens Company from 1994 to 1996.

Simon Law became a director of the Corporation on November 27, 2000. Mr. Law has been a director of Kelsion Secretarial and Consultants Ltd. in Hong Kong since 1990.


The Board of Directors held no meetings in fiscal 2001 and acted five times through written consent during that period.

COMMITTEES  OF  THE  BOARD

The Board of Directors did not have a nominating or compensation committee in fiscal 2001.

Executive Committee. The Board of Directors created an executive committee on October 10, 2000 to, inter alia, (1) manage a legal action commenced by the Corporation on November 3, 2000 against its former Chief Executive Officer, John Vowell, and others, including John Does (collectively, the "Defendants") alleging, in part, that Mr. Vowell breached his fiduciary duty to the Corporation and, along with the other Defendants, participated in a wide-ranging fraudulent scheme to benefit themselves and their associates at the expense of the Corporation, (2) manage conflicts of interest arising or that may arise out from such legal action and (3) to otherwise manage the affairs of the Corporation during the pendency of such legal action. The members of the executive committee were Michael J. Smith, James Carter and Slobodan Andjic. The executive committee was disbanded in 2001. Reference is made to the Corporation's report on Form 10-K for the year ended June 30, 2001 for further information concerning the legal action commenced by the  Corporation.

Audit Committee. The members of the audit committee are James Carter and Simon Law, both of whom are directors of the Corporation. Mr. Carter, as a result of his being an officer of MFC, is not independent of the Corporation. However, the Board carefully considered Mr. Carter's affiliation with MFC as well as his accounting and financial expertise and determined that it is in the best interest of the Corporation and its shareholders that he continue to serve as a member of the Audit Committee. Mr. Law is independent of the Corporation. The function of the audit committee is to meet and review the results of the audit of the Corporation's financial statements performed by the Corporation's independent public accountant and to recommend the selection of a new independent public accountant when necessary. The Corporation's Board of Directors has not adopted a written charter for the audit committee. The audit committee met once during fiscal 2001.

COMPENSATION  OF  DIRECTORS

The Corporation does not compensate its directors for serving as directors, although directors are reimbursed by the Corporation for any expenses they incur in connection with performing their duties as directors.

RECOMMENDATION  OF  THE  BOARD  OF  DIRECTORS

The Board of Directors recommends that the shareholders vote FOR the nominees listed herein.

                             OWNERSHIP OF SECURITIES

The following table sets forth certain information regarding the beneficial ownership of the Corporation's Common Shares on the Record Date by: (1) each person known by the Corporation to beneficially own more than 5% of the
Corporation's Common Shares; (2) each executive officer and director of the Corporation; and (3) all executive officers and directors of the Corporation as a group.


---------------------------------------------------------------
NAME AND ADDRESS OF       AMOUNT AND NATURE            PERCENT
BENEFICIAL OWNER(1)       OF BENEFICIAL OWNERSHIP      OF CLASS
---------------------------------------------------------------
Michael J. Smith
59 Charlottenstrasse
D-10117, Berlin,
Germany                   2,302,663(2)                  9.9%
---------------------------------------------------------------
James Carter
59 Charlottenstrasse
D-10117, Berlin,
Germany                   -                            -
---------------------------------------------------------------
Slobodan Andjic
UL. II Crnogroskog,
Bataljona  BB
81000 Podgorica,
Montenegro, Yugoslavia    -                            -
---------------------------------------------------------------
Simon Law
Flat C, 2/F,
Fu Bon Court
32 Fortress Hill Road
Fortress Garden,
Hong Kong                 -                            -
---------------------------------------------------------------
Beaumont Capital Ltd.(3)
Room 505
5/F East Town Building
41 Lockhart Rd.,
Wanchai, Hong Kong        15,940,000                   64.5%
---------------------------------------------------------------
All executive officers
and directors as
a group                   2,302,663                     9.9%
---------------------------------------------------------------

(1) The information presented in this table is based solely on information contained in Schedule 13Ds filed by the beneficial owners with the Securities and Exchange Commission or information furnished to the Corporation. Except as set forth in the footnotes to this table, the persons named in the table above have sole voting and investment power with respect to all Common Shares shown as beneficially owned by them.

(2) Michael J. Smith is a director and officer of MFC, which owns all of the issued and outstanding common stock of MFC Merchant Bank S.A. (the "Bank"). MFC owns 420,000 Common Shares of the Corporation and warrants to acquire an additional 420,000 Common Shares. On a diluted basis, MFC therefore beneficially owns, or has control or direction over, 840,000 Common Shares of the Corporation. Additionally, the Bank owns 202,663 Common Shares (the "Bank Shares") of the Corporation. Michael J. Smith is not an officer or director of the Bank and disclaims beneficial ownership of the Bank Shares. Parkland Ventures Limited, a wholly-owned subsidiary of Pine, owns 630,000 Common Shares of the Corporation and warrants to acquire an additional 630,000 Common Shares MFC owns approximately 51% of the outstanding shares of Pine.

(3) Beaumont Capital Ltd. ("Beaumont") purchased 11 million Common Shares of the Corporation on March 2, 2001 and 2,470,000 units (the "Units") of the Corporation on November 14, 2000. Each Unit is comprised of one Common Share and one Common Share purchase warrant, which is exercisable for one additional Common Share of the Corporation. On a diluted basis, Beaumont therefore beneficially owns, or has control or direction over, 15,940,000 Common Shares of the Corporation. Samuel W. Lee owns all of the issued and outstanding shares of Beaumont.


                 EXECUTIVE COMPENSATION AND RELATED INFORMATION

The following table sets forth information concerning the total compensation earned or paid during the last three fiscal years to the Corporation's Chief Executive Officer and each of the Corporation's current executive officers who received in excess of $100,000 in salary and bonus in fiscal 2001:



-----------------------------------------------------------------------------------
                                           SUMMARY COMPENSATION TABLE
-----------------------------------------------------------------------------------
                                               ANNUAL COMPENSATION
-----------------------------------------------------------------------------------
NAME AND PRINCIPAL POSITION         YEAR   SALARY ($)   BONUS ($)     ALL OTHER
                                                                   COMPENSATION ($)
-----------------------------------------------------------------------------------
Michael J. Smith(1)                 2001      -            -              -
President, Chief
Executive Officer and Director      2000      -            -              -

-----------------------------------------------------------------------------------
(1) Michael Smith was appointed the Corporation's President and Chief Executive
    Officer on February 4, 2000.

STOCK  OPTIONS

The Corporation did not have a stock option plan in place in fiscal 2001 and no stock options were granted by the Corporation to any of its executive officers during that period.

The following Report of the Directors on Executive Compensation and the Performance Graph included in this Proxy Statement will not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Corporation specifically incorporates this information by reference, and will not otherwise be deemed filed under the Acts.

REPORT  OF  THE  DIRECTORS  ON  EXECUTIVE  COMPENSATION

In fiscal 2001, the Board of Directors was responsible for setting compensation philosophy and determining base salary, bonus and other benefits for the Corporation's senior executive officers. The Board of Directors believes that executive compensation should be closely aligned with the performance of the Corporation on both a short and long term basis, and that such compensation should assist the Corporation in attracting and retaining key executives critical to its long term success. To that end, the Board of Directors' policy is that the compensation package for executive officers should consist of an annual base salary and an incentive bonus, the amount of which is dependent on the performance of both the Corporation and the executive officer during the prior fiscal year.

Base salaries for executive officers are reviewed on an annual basis and at the time of promotion or other increase in responsibilities. Increases in salaries are based on a subjective evaluation of such factors as the level of responsibility, individual performance, level of pay and peer group pay levels. Incentive bonuses are generally granted based on a percentage of each executive officer's base salary.


/s/ Michael J. Smith                 /s/ James Carter
--------------------                 -----------------
Michael J. Smith                     James Carter


/s/ Slobodan Andjic                  /s/ Simon Law
-------------------                  -----------------
Slobodan Andjic                      Simon Law

PERFORMANCE  GRAPH

The following graph compares the cumulative total shareholder return (stock price appreciation plus dividends) on the Corporation's Common Shares with the cumulative total return of the NASDAQ Market Index and the MG Industry Group Index for Credit Services Companies prepared by Media General Financial Services. Each of the cumulative total returns presented assumes a $100 investment on December 31, 1998 and the reinvestment of dividends.

                   COMPARISON OF CUMULATIVE TOTAL RETURN AMONG
        THE CORPORATION, NASDAQ MARKET INDEX AND MG INDUSTRY GROUP INDEX


                               [GRAPHIC  OMITED]




                               [GRAPHIC  OMITED]



COMPANY/INDEX/MARKET           31/12/1998  30/06/1999  31/12/1999  30/06/2000  31/12/2000  30/06/2001
-----------------------------  ----------  ----------  ----------  ----------  ----------  ----------
Euro Trade & Forfaiting, Inc       100.00       36.00       19.00        2.37        0.92        1.16
                               ----------  ----------  ----------  ----------  ----------  ----------
MG Industry Group Index            100.00      122.15      130.24      130.96      147.39      134.67
-----------------------------  ----------  ----------  ----------  ----------  ----------  ----------
NASDAQ Market Index                100.00      121.57      182.47      178.57      110.74       97.84
-----------------------------  ----------  ----------  ----------  ----------  ----------  ----------

CERTAIN  RELATIONSHIPS  AND  RELATED  TRANSACTIONS

Mr. Smith is an officer and a director of the Corporation and is also an officer and a director of MFC. MFC is a shareholder in the Corporation and has a management agreement with the Corporation expiring in January 2003. Fees under the management agreement may be earned by MFC based on the Corporation's future performance. In 2001, the Corporation reimbursed expenses (plus a 15% service charge) paid by MFC amounting to $0.3 million.

The Corporation has a note receivable from MFC in the amount of $5.0 million at June 30, 2001 and 2000. The note is due January 31, 2002, bears interest at 8.25% and is unsecured. Interest income on the note was $0.4 million for the year ended June 30, 2001, and $0.2 million for the year ended June 30, 2000. Based on the short-term nature of this note receivable, fair value approximates carrying value.

The Corporation has $10.7 million on deposit with a bank subsidiary of MFC at June 30, 2000. The Corporation had no deposit with this bank subsidiary at June 30, 2001. Interest income from this deposit amounted to $0.2 million for the year ended June 30, 2001, and $86,000 for the year ended June 30, 2000.

The Corporation issued 8,500,000 shares of common stock through a private placement that was underwritten by MFC. Underwriting fees of $0.9 million were paid to MFC out of the proceeds of this stock issuance. For each share issued, a warrant to purchase an additional share for $1.35 was issued. These warrants expire in November 2005. For each warrant exercised, the Corporation is required to pay MFC 8% of the proceeds.

INDEBTEDNESS  OF  MANAGEMENT

During fiscal 2001, none of the Corporation's officers or directors, or any corporation or organization of which they are an executive officer or director or, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities, or any trust, was indebted to the Corporation or its subsidiary at any time since the beginning of the Corporation's last fiscal year in an amount in excess of $60,000.

SECTION  16(A)  BENEFICIAL  OWNERSHIP  REPORTING  COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, require the Corporation's directors and executive officers and persons who beneficially own more than 10% of the Common Shares (collectively, the "Reporting Persons"), to file with the SEC initial reports of beneficial ownership (Form 3) and reports of changes in beneficial ownership of Common Shares and other equity securities of the Corporation (Form 4). Reporting Persons are required by SEC regulations to furnish to the Corporation copies of all Section 16(a) reports that they file. To the Corporation's knowledge, based solely on a review of the copies of such reports furnished to the Corporation, all Section 16(a) filing requirements applicable to the Reporting Persons were complied with for the fiscal year ended June 30, 2001.

REPORT  OF  THE  AUDIT  COMMITTEE

The primary purpose of the Audit Committee is to assist the Board of Directors in its general oversight of the Corporation's financial reporting process.

Management is responsible for the preparation, presentation, and integrity of the Corporation's financial statements, accounting and financial reporting principles, internal controls, and procedures designed to ensure compliance with accounting standards, applicable laws, and regulations. The Corporation's independent auditors, Peterson Sullivan P.L.L.C., are responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles.

The Audit Committee has reviewed and discussed the audited financial statements of the Corporation for the fiscal year ended June 30, 2001 with the Corporation's management and has discussed with Peterson Sullivan P.L.L.C. the matters required to be discussed by Statement on Auditing Standards Board Standard No. 61, as amended, "Communication with Audit Committees". In addition, Peterson Sullivan P.L.L.C. has provided the Audit Committee with the written disclosures and the letter required by the Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees", and the Audit Committee has discussed with Peterson Sullivan P.L.L.C. their independence.

Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Corporation's Annual Report on Form 10-K for the fiscal year ended June 30, 2001, for filing with the Securities and Exchange Commission.

AUDIT  COMMITTEE

James  Carter
Simon  Law

FEES  PAID  TO  AUDITORS

The Corporation paid audit fees of $40,095 and other services fees of $10,924 to Peterson Sullivan P.L.L.C. in fiscal 2001.

                      INDEPENDENT ACCOUNTANTS AND AUDITORS

Marc Lumer & Company ("MLC") examined the consolidated financial statements of the Corporation and its subsidiary for the year ended June 30, 1999. On March 1, 2000, MLC was replaced as the Corporation's certifying accountant with Peterson Sullivan P.L.L.C. During the Corporation's two most recent fiscal years and the subsequent interim periods preceding MLC's replacement, the Corporation had no disagreements with MLC on matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of MLC, would have caused it to make reference to such disagreements in its reports on the Corporation's financial statements for such years and interim periods.

The Corporation's reports on Form 8-K filed March 7, 2000 and Form 8-K/A filed March 21, 2000 concerning the appointment of Peterson Sullivan P.L.L.C. and replacement of MLC as the Corporation's certifying accountant are incorporated herein by reference.

Representatives from Peterson Sullivan P.L.L.C. are not expected to attend the Annual Meeting.

                                  ANNUAL REPORT

The Corporation's annual report on Form 10-K, which contains consolidated audited financial statements for the fiscal year ended June 30, 2001, has preceded the mailing of this Proxy Statement. A copy of the Corporation's annual report on Form 10-K is enclosed herewith.

                          FUTURE SHAREHOLDER PROPOSALS

Any proposal which a shareholder intends to present at the next Annual Meeting of Shareholders must be received by the Corporation on or before June 30, 2002. A shareholder must notify the Corporation on or before June 1, 2002 that he or she intends to introduce a proposal at the 2002 shareholder meeting or management will have discretionary authority to vote its proxies with respect to such proposal.

                                  OTHER MATTERS

The Board of Directors knows of no matter other than those mentioned in the Proxy Statement to be brought before the Annual Meeting. If other matters properly come before the Annual Meeting, it is the intention of the proxy holders to vote the proxies in accordance with their judgment. If there is insufficient votes to approve the proposal contained herein, the Board of Directors may adjourn the Annual Meeting to a later date and solicit additional proxies. If a vote is required to approve such adjournment, the proxies will be voted in favor of such adjournment.

                                        By order of the Board of Directors,

                                        /s/ James Carter
                                        -----------------------------------
                                        James Carter
                                        Secretary
Vancouver,  British  Columbia
October  26,  2001

                                      PROXY

                          EURO TRADE & FORFAITING, INC.
                         Suite 1620 - 400 Burrard Street
                  Vancouver, British Columbia, Canada, V6C 3A6

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF EURO TRADE & FORFAITING, INC.

The undersigned hereby appoints James Carter and, in his absence, Michael J. Smith, as proxy, with the power of substitution to represent and to vote as designated below, all the shares of the beneficial interest of Euro Trade & Forfaiting, Inc. held of record by the undersigned on October 26, 2001 at the Annual Meeting of Shareholders to be held on December 18, 2001 or on the date of any adjournment thereof.

1. To elect four members of the Board of Directors, to serve until their term expires or until their successors have been elected and qualified;

     FOR the nominees listed below         WITHHOLD authority to vote
     (except as marked to the              for the nominees listed
     contrary below)            [_]        below                    [_]

     (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR A NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.)

     Michael J. Smith      James Carter      Slobodan Andjic      Simon Law

2. In his discretion, the proxy holder is authorized to vote upon such other business as may properly come before the meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR Proposal 1.

Please sign exactly as your name appears on your share certificates. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated:                         ,  2001
       ------------------------

Signature:
            --------------------------
Print Name:
            --------------------------
Number of Shares:
                 ---------------------

Please mark, sign, date and return this proxy promptly using the enclosed envelope.